Cornerstone OnDemand Announces Second Quarter 2015 Financial Results

•	Record quarterly revenue of $82.6 million, up 34% year-over-year

•	Record second quarter bookings of $91.3 million, up 30% year-over-year[1]

•	Ended the quarter with over 2,300 clients and approximately 20.5 million users[2]
SANTA MONICA, Calif. – August 6, 2015 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended June 30, 2015.
Revenue for the second quarter of 2015 was $82.6 million, representing a 34% increase compared to the same period in 2014. Non-GAAP revenue for the second quarter of 2015 was $82.8 million, representing a 35% increase compared to the same period in 2014.1
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $91.3 million for the second quarter of 2015, representing a 30% increase compared to the same period in 2014.1 Bookings for the first six months of 2015 were $154.8 million, representing a 29% increase compared to the same period in 2014.1 Deferred revenue at June 30, 2015 was $189.6 million, representing a 36% increase compared to the balance at June 30, 2014.

“Our Q2 results reflect another quarter of strong performance, highlighted by sustained execution from the core business and contributions from Latin America and the public sector,” said Adam Miller, the Company’s President and CEO. “Our demonstrated global demand, momentum from recent investments, and commitment to operational excellence, drives our enthusiasm about the path ahead.”
The Company’s operating loss for the second quarter of 2015 was $(19.2) million, yielding an operating loss margin of (23)%, compared to an operating loss of $(13.1) million, yielding an operating loss margin of (21)%, for the second quarter of 2014.
Non-GAAP operating loss for the second quarter of 2015 was $(6.5) million, yielding a non-GAAP operating loss margin of (8)%, compared to a non-GAAP operating loss of $(4.4) million, yielding a non-GAAP operating loss margin of (7)%, for the second quarter of 2014.1
The Company’s net loss for the second quarter of 2015 was $(23.3) million, yielding a net loss margin of (28)%, or a $(0.43) net loss per share, compared to a net loss of $(16.6) million, yielding a net loss margin of (27)%, or a $(0.31) net loss per share, for the second quarter of 2014.
Non-GAAP net loss for the second quarter of 2015 was $(8.4) million, yielding a non-GAAP net loss margin of (10)%, or a $(0.16) non-GAAP net loss per share, compared to a non-GAAP net loss of $(5.9) million, yielding a non-GAAP net loss margin of (10)%, or a $(0.11) non-GAAP net loss per share, for the second quarter of 2014.1
The Company ended the quarter with over 2,300 clients and approximately 20.5 million users.2

1
Bookings, non-GAAP revenue, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss margin, and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its second quarter 2015 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 76954681. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on August 9, 2015 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 76954681.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leader in cloud-based applications for talent management. Our solutions help organizations recruit, train, manage and engage their employees, empowering their people and increasing workforce productivity. Based in Santa Monica, California, our solutions are used by over 2,300 clients worldwide, spanning approximately 20.5 million users across 191 countries and in 42 languages. For more information about Cornerstone OnDemand, Inc., visit www.csod.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, including the performance of our core business and emerging businesses, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s current and future solutions, and general business conditions, as well as Cornerstone OnDemand’s expectations regarding gross margins, revenue, non-GAAP net income or loss, non-GAAP loss per share, net loss margin, non-GAAP cash flows provided by operating activities for the third quarter and full year of 2015 and the demand for our products relative to our competitors’ products. Any forward-looking statements contained in this press release or the quarterly conference call are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Quarterly Report on Form 10-Q filed with the SEC on May 8, 2015.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation and employer-related taxes, (iii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iv) non-GAAP net cash used in operating activities, which excludes payment of acquisition related costs, payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (v) non-GAAP net cash used in operating activities margin, which is defined as non-GAAP net cash used in operating activities divided by non-GAAP revenue, (vi) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, acquisition related costs, accretion of debt discount and amortization of debt issuance costs, and other amortization costs, (vii) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (viii) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (ix) non-GAAP operating loss and non-GAAP operating loss margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, amortization of intangible assets and acquisition costs, and (x) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (xi) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone OnDemand excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$79,379	$166,557
Short-term investments	146,003	116,106
Accounts receivable, net	80,623	84,499
Deferred commissions	27,565	26,236
Prepaid expenses and other current assets	15,786	13,007
Total current assets	349,356	406,405

Capitalized software development costs, net	19,177	15,719
Property and equipment, net	29,813	21,424
Long-term investments	32,156	3,938
Intangible assets, net	21,998	27,282
Goodwill	25,894	25,894
Other assets, net	5,011	4,993
Total Assets	$483,405	$505,655

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$15,882	$16,737
Accrued expenses	30,949	29,476
Deferred revenue, current portion	177,510	180,598
Capital lease obligations, current portion	88	236
Debt, current portion	136	351
Other liabilities	2,419	3,052
Total current liabilities	226,984	230,450

Convertible notes, net	228,792	225,094
Other liabilities, non-current	3,411	3,871
Deferred revenue, net of current portion	12,074	10,738
Total liabilities	471,261	470,153

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	360,029	336,692
Accumulated deficit	(347,890)	(301,366)
Accumulated other comprehensive income	—	171
Total stockholders’ equity	12,144	35,502
Total Liabilities and Stockholders’ Equity	$483,405	$505,655

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$82,563	$61,468	$156,518	$118,877
Cost of revenue [1,2]	27,893	17,409	52,555	34,813
Gross profit	54,670	44,059	103,963	84,064
Operating expenses:
Sales and marketing [1]	51,446	39,608	97,404	74,747
Research and development [1]	9,983	6,900	19,750	13,783
General and administrative [1]	12,260	10,455	23,351	20,909
Amortization of certain acquired intangible assets	150	213	300	464
Total operating expenses	73,839	57,176	140,805	109,903
Loss from operations	(19,169)	(13,117)	(36,842)	(25,839)
Other income (expense):
Interest income	202	190	372	413
Interest expense	(3,114)	(3,028)	(6,205)	(6,038)
Other, net	(801)	(477)	(3,191)	(605)
Other income (expense), net	(3,713)	(3,315)	(9,024)	(6,230)
Loss before income tax provision	(22,882)	(16,432)	(45,866)	(32,069)
Income tax provision	(380)	(200)	(658)	(353)
Net loss	$(23,262)	$(16,632)	$(46,524)	$(32,422)
Net loss per share, basic and diluted	$(0.43)	$(0.31)	$(0.86)	$(0.61)
Weighted average common shares outstanding, basic and diluted	53,987	53,197	53,886	52,963

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$851	$587	$1,670	$1,389
Sales and marketing	5,534	4,421	10,254	8,135
Research and development	1,348	817	2,520	1,620
General and administrative	2,102	2,367	4,143	5,188
Total	$9,835	$8,192	$18,587	$16,332

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$2,492	$312	$4,984	$624

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(23,262)	$(16,632)	$(46,524)	$(32,422)
Adjustments to reconcile net loss to net cash used in by operating activities:
Depreciation and amortization	6,676	3,213	12,904	6,285
Accretion of debt discount and amortization of debt issuance costs	2,159	2,055	4,292	4,086
Purchased investment premium, net of amortization	177	(269)	112	657
Net foreign currency loss	311	264	2,198	135
Stock-based compensation expense	9,784	8,134	18,501	16,026
Changes in operating assets and liabilities:
Accounts receivable	(17,870)	(16,162)	3,486	(1,265)
Deferred commissions	(2,216)	(2,912)	(1,242)	(2,171)
Prepaid expenses and other assets	(57)	(598)	(3,572)	1,906
Accounts payable	655	1,549	(1,707)	2,637
Accrued expenses	6,446	4,928	(508)	(473)
Deferred revenue	4,894	7,624	(2,210)	(456)
Other liabilities	(379)	649	(1,062)	(2,223)
Net cash used in by operating activities	(12,682)	(8,157)	(15,332)	(7,278)
Cash flows from investing activities:
Purchases of investments	(22,542)	(65,171)	(104,039)	(82,675)
Maturities of investments	31,309	66,243	45,806	82,255
Purchases of property and equipment	(3,445)	(4,073)	(8,509)	(7,269)
Capitalized software costs	(3,159)	(2,314)	(6,630)	(4,663)
Net cash provided by (used in) investing activities	2,163	(5,315)	(73,372)	(12,352)
Cash flows from financing activities:
Repayment of debt	(92)	(142)	(216)	(281)
Principal payments under capital lease obligations	(53)	(200)	(148)	(518)
Proceeds from employee stock plans	2,275	1,729	3,658	7,338
Net cash provided by financing activities	2,130	1,387	3,294	6,539
Effect of exchange rate changes on cash and cash equivalents	1,120	(22)	(1,768)	86
Net decrease in cash and cash equivalents	(7,269)	(12,107)	(87,178)	(13,005)
Cash and cash equivalents at beginning of period	86,648	108,685	166,557	109,583
Cash and cash equivalents at end of period	$79,379	$96,578	$79,379	$96,578

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING LOSS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$82,563	$61,468	$156,518	$118,877
Cost of revenue	27,893	17,409	52,555	34,813
Gross profit	$54,670	$44,059	$103,963	$84,064
Gross margin	66%	72%	66%	71%

Revenue	$82,563	$61,468	$156,518	$118,877
Adjustments to revenue [1]	226	—	706	—
Non-GAAP revenue	$82,789	$61,468	$157,224	$118,877

Cost of revenue	$27,893	$17,409	$52,555	$34,813
Adjustments to costs of revenue
Amortization of intangible assets	(2,492)	(312)	(4,984)	(624)
Stock based compensation and employer-related taxes	(851)	(587)	(1,670)	(1,389)
Total adjustments to cost of revenue	(3,343)	(899)	(6,654)	(2,013)
Non-GAAP costs of revenue	24,550	16,510	45,901	32,800
Non-GAAP gross profit	$58,239	$44,958	$111,323	$86,077
Non-GAAP gross margin	70%	73%	71%	72%

Loss from operations	$(19,169)	$(13,117)	$(36,842)	$(25,839)
Operating margin	(23)%	(21)%	(24)%	(22)%
Adjustments to loss from operations
Adjustments to revenue [1]	226	—	706	—
Stock-based compensation and employer-related taxes	9,835	8,192	18,587	16,332
Amortization of intangible assets	2,642	525	5,284	1,088
Total adjustments to loss from operations	12,703	8,717	24,577	17,420
Non-GAAP operating loss	$(6,466)	$(4,400)	$(12,265)	$(8,419)
Non-GAAP operating loss margin	(8)%	(7)%	(8)%	(7)%

1
Due to purchase accounting rules, upon acquisition of Evolv Inc., Cornerstone OnDemand recorded an adjustment of $1.9 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Evolv Inc. As a result of this adjustment, $0.2 million and $0.7 million of revenue was not recognized during the three and six months ended June 30, 2015, respectively. Therefore, revenue is adjusted by an increase of $0.2 million and $0.7 million to arrive at non-GAAP revenue for the three and six months ended June 30, 2015, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(23,262)	$(16,632)	$(46,524)	$(32,422)
Net loss margin	(28)%	(27)%	(30)%	(27)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	9,835	8,192	18,587	16,332
Acquisition related:
Adjustments to revenue	226	—	706	—
Amortization of intangible assets	2,571	454	5,142	946
Accretion of debt discount and amortization of debt issuance costs [1]	2,159	2,055	4,292	4,086
Other amortization costs	71	71	142	142
Total adjustments to net loss	14,862	10,772	28,869	21,506
Non-GAAP net loss	$(8,400)	$(5,860)	$(17,655)	$(10,916)
Non-GAAP net loss margin	(10)%	(10)%	(11)%	(9)%
Weighted-average common shares outstanding, basic and diluted	53,987	53,197	53,886	52,963
Non-GAAP net loss per share	$(0.16)	$(0.11)	$(0.33)	$(0.21)

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2015

Revenue		$82,563
Deferred revenue at March 31, 2015	$180,856
Deferred revenue at June 30, 2015	189,584
Change in deferred revenue	8,728	8,728
Bookings		$91,291

	Deferred Revenue Balance	Three Months Ended June 30, 2014

Revenue		$61,468
Deferred revenue at March 31, 2014	$131,072
Deferred revenue at June 30, 2014	139,712
Change in deferred revenue	8,640	8,640
Bookings		$70,108

Percentage period-over-period increase in bookings for the three months ended June 30, 2015		30%

	Deferred Revenue Balance	Six Months Ended June 30, 2015

Revenue		$156,518
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at June 30, 2015	189,584
Change in deferred revenue	(1,752)	(1,752)
Bookings		$154,766

	Deferred Revenue Balance	Six Months Ended June 30, 2014

Revenue		$118,877
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at June 30, 2014	139,712
Change in deferred revenue	890	890
Bookings		$119,767

Percentage period-over-period increase in bookings for the six months ended June 30, 2015		29%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH USED IN OPERATING ACTIVITIES AND NON-GAAP NET CASH USED IN OPERATING ACTIVITIES MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net cash used in by operating activities	$(12,682)	$(8,157)	$(15,332)	$(7,278)
Net cash used in operating activities margin	(15)%	(13)%	(10)%	(6)%
Payment of acquisition related costs [1]	62	—	799	—
Payment of employer related taxes from stock-based compensation	51	58	86	306
Purchased investment premium, net of amortization	(177)	269	(112)	(657)
Non-GAAP net cash used in operating activities	$(12,746)	$(7,830)	$(14,559)	$(7,629)
Non-GAAP net cash used in operating activities margin	(15)%	(13)%	(9)%	(6)%

1	Costs paid during the three and six months ended June 30, 2015, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Michelle Haworth
Cornerstone OnDemand
Phone: +1 (310) 752-0178
mhaworth@csod.com

Source: Cornerstone OnDemand